Exhibit 10.8

Execution Version

MANAGEMENT AGREEMENT

June 30, 2009

This Management Agreement (this “Agreement”) is entered into as of the date written above (the “Effective Date”) by and between Fifth Third Processing Solutions, LLC (formerly known as FTPS Opco, LLC ), a Delaware limited liability company (the “Company”), and Advent International Corporation, a Delaware corporation (the “Advisor”).  The Company and the Advisor are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

Recitals

Certain investment funds advised by the Advisor (the “Investors”) have acquired Class A Units of FTPS Holding, LLC (formerly known as Fifth Third Processing Solutions, LLC), a Delaware limited liability company (“Holdco”), which holds 100% of the equity interest of the Company, pursuant to the Master Investment Agreement entered into on March 27, 2009, as amended June 30, 2009, by and among Fifth Third Bank, a bank chartered under the laws of the State of Ohio, Fifth Third Financial Corporation, an Ohio corporation, Advent-Kong Blocker Corp., a Delaware corporation, Holdco and the Company.

The Advisor is in the business of providing advisory services to private equity pooled investment funds (the “Advent Funds”) and other services to the portfolio companies in which the Advent Funds invest.  The Advisor has staff specifically skilled in the areas of corporate finance, acquisitions, strategic corporate planning, management and advisory services, among other areas.

The Company has required, and will continue to require, the Advisor’s special skills and advisory services in addition to those the Advisor’s affiliates will be providing in connection with the investment in Holdco; and the Advisor has provided, and is willing to continue to provide, these skills and advisory services to the Company; in each case, pursuant to the terms of this Agreement.

Agreement

In consideration of the mutual covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

1.                                       The Services.

(a)                                  The Advisor hereby agrees that, during the Term (as defined below), the Advisor and/or one or more of its affiliates will provide the following services to the Company and/or its subsidiaries, if and as reasonably and specifically requested by the Company  and if and as agreed to by provided by the Advisor (these services that are to be provided only through this Agreement are referred to in this Agreement collectively as the “Services”):

(i)                                     supplemental advice with respect to the development and implementation of alternative strategies for improving the operating, marketing and financial performance of the Company, and other senior management matters related to the business, administration and policies of the Company; and

(ii)                                  supplemental advice in connection with the negotiation and consummation of agreements, contracts, documents and instruments related to the Company’s finances and alternative financing arrangements or relationships with banks or other financial institutions.

(b)                                 The Advisor shall have no obligation to the Company as to the time commitment involved in, or the method or timing of, rendering the Services (provided that the Services shall be rendered in a reasonably timely manner), and the Company shall not have any right to dictate or direct the details of the Advisor’s (or its affiliate’s) performance of any requested Services.

(c)                                  The Services are not exclusive to the Company and/or its subsidiaries, and this Agreement shall in no way prohibit the Advisor, the Advent Funds or any of their affiliates or any of their respective shareholders, partners (general, limited and so-called “operating”), members (both managing and otherwise), officers, directors, employees, agents and representatives (collectively, the “Related Parties”) from engaging in other activities, whether or not competitive with any business of the Company or any of its affiliates. The parties hereto acknowledge and agree that the Services provided hereunder are intended to supplement but in no way replace or limit the management of the Company by the Board of Directors of the Company and the expertise that will be brought to the Company by the members of the Board of Directors of the Company.

2.                                       Payment of Services Fees and Reimbursement of Expenses.

(a)                                  Services Fees.  In exchange for the Services, the Company hereby agrees to pay to the Advisor or its designee(s) a services fee, payable in advance in annual installments (beginning on the Effective Date and, for each succeeding fiscal year of the Company thereafter, on the first business day of such fiscal year), in an amount for the 2009 fiscal year equal to $500,000 and in an amount per each subsequent year equal to $1,000,000 (the “Services Fees”), which Services Fees shall not be prorated on a daily basis for any partial fiscal year during the Term.

(b)                                 Payments by Wire.  Each payment or reimbursement made pursuant to this Section 2 shall be paid by wire transfer of immediately available funds to the account specified on Exhibit A attached to this Agreement or to any other account(s) as the Advisor may specify in writing to the Company.

(c)                                  Reimbursement of Expenses.  In addition to the Services Fees, the Company agrees to pay on demand all reasonable and documented costs and expenses incurred and paid by the Advisor and/or any of its affiliates in connection with this Agreement or in connection with performing the Services (including, but not limited to, air travel, out-of-pocket and other expenses) in an amount not to exceed $100,000 per calendar year during the Term (or pro rata portion thereof for a partial calendar year during the Term) (the “Expenses Cap”); provided that travel expenses incurred by Advisor for travel to and from the Company’s headquarters shall not apply towards the Expenses Cap.

3.                                       Term and Termination.

(a)                                  This Agreement shall be effective as of the Effective Date and shall continue in full force and effect unless and until it is automatically terminated on the earlier of: (i) the date on which the Advisor, in its sole discretion, provides written notice of termination to the Company; (ii) immediately before a registration statement relating to Holdco’s or the Company’s equity securities is declared effective; or (iii)  the date on which the Advisor and its affiliates have transferred, directly or indirectly in one or more transactions, more than 66.6% of the units of beneficial interest of Holdco held by the Advisor and its affiliates on the Effective Date (the period beginning on the Effective Date through and including such earlier date is referred to in this Agreement as the “Term”).

(b)                                 Notwithstanding anything to the contrary in this Agreement or in any subsequently-executed agreement that does not explicitly and specifically terminate the Advisor’s rights under this Section 3(b), all of the Company’s owed and unpaid obligations under Section 2  above, all of the Company’s obligations under Section 4 below and each of the provisions of Section 5 shall survive any termination of this Agreement to the maximum extent permitted under applicable law.

4.                                       Indemnification and Exculpation.

(a)                                  Indemnity.  The Company will indemnify, defend and hold harmless each of the Advisor and each Related Party (each, an “Indemnified Party,” and collectively, the “Indemnified Parties”) from and against any and all Losses.  As used in this Agreement, the term “Losses” shall mean, collectively, any and all losses, claims, damages and liabilities, whether joint or several, expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, settlements and other amounts incurred in connection with any Proceeding.  A “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, appeal or other proceeding (including any discovery event, issue or matter therein or related thereto), whether brought in the right of the Company or otherwise, whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative nature, and whether formal or informal, in which an Indemnified Party was, is or will be involved as a party, in each case, in any way relating to (x) the Services or (y) this Agreement.

(b)                                 Expenses.  The Company will, at an Indemnified Party’s election, either advance (after the receipt by the Company of a statement or statements requesting such advances from time to time, whether before or after final disposition of any Proceeding) or reimburse (as incurred) that Indemnified Party for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Proceeding for which the Indemnified Party would be entitled to indemnification under this Section 4, whether or not that Indemnified Party is a party to this Agreement; provided that, (i) subject to Section 4(c) below, the Company shall be entitled to assume the defense thereof at its own expense, with counsel satisfactory to that Indemnified Party in its reasonable judgment and (ii) any such defense is prosecuted actively and with reasonable diligence.  Advances shall be unsecured, interest free and made without regard to an Indemnified Party’s ability to repay the expenses and without regard to the Indemnified Party’s ultimate entitlement to indemnification under the other provisions of this Agreement.

(c)                                  Separate Counsel.  Any Indemnified Party may, at its own expense, retain separate counsel to participate in that defense, and in any Proceeding in which both the Company and/or one or more of its subsidiaries, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party; provided that Indemnified Party shall have the right to employ one separate counsel at the expense of the Company and to control its own defense of that action, claim, suit, investigation or proceeding if, in the reasonable opinion of counsel to that Indemnified Party, a conflict or potential conflict exists between the Company, on the one hand, and that Indemnified Party, on the other hand, that would make that separate representation advisable.

(d)                                 Settlements.  The Company agrees that it will not, without the prior written consent of the applicable Indemnified Party, settle, compromise or consent to the entry of any judgment in, any Proceeding relating to the matters contemplated by this Agreement (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless that settlement, compromise or consent includes an unconditional release of the applicable Indemnified Party and each other Indemnified Party from all liability arising, or that may arise, out of that Proceeding.  Provided the Company is not in breach of its indemnification obligations under this Agreement, the Company will not be obligated under this Agreement to indemnify any Indemnified Party that settles or compromises any claim subject to indemnification under this Agreement without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(e)                                  Limitations on Indemnity and Expenses.  The Company will not be obligated to indemnify an Indemnified Party under this Section 4 for any Losses that are determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the gross negligence or willful misconduct of that Indemnified Party.  If an Indemnified Party is advanced or reimbursed under this Agreement for any expenses, then that advancement or reimbursement of expenses shall be refunded to the extent it is determined by a court, in a final judgment from which no further appeal may be taken, that such expenses relate to Losses that resulted from the gross negligence or willful misconduct of that Indemnified Party.

(f)                                    Contribution.  The Company agrees that if any indemnification sought by any Indemnified Party pursuant to this Section 4 is unavailable for any reason or is insufficient to hold that Indemnified Party harmless against any Losses referred to in this Agreement (other than because of the gross negligence or willful misconduct of that Indemnified Party ), then the Company shall contribute to the Losses for which that indemnification is held unavailable or insufficient in that proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and that Indemnified Party, on the other hand, in connection with the actions or omissions that gave rise to those Losses or, if that allocation is not permitted by applicable law, not only the relative benefits but also the relative faults of the Company, on the one hand, and that Indemnified Party, on the other hand, as well as any other equitable considerations, subject to the limitation that, in any event, the aggregate contribution by the Indemnified Parties to all Losses with respect to which contribution is available under this Agreement shall not exceed the aggregate amount of Services Fees actually received by the Advisor in connection with the actions or omissions that gave rise to those Losses (excluding any amounts paid as reimbursement of expenses).

(g)                                 Exculpation.  Neither the Advisor nor any other Indemnified Party shall be liable to the Company or any of its affiliates for any act or omission, whether actual or alleged, suffered or taken by the Advisor or any other Indemnified Party, unless such action or omission is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of that Indemnified Party. Notwithstanding anything in this Agreement to the contrary, and without limiting the foregoing, in no event will an Indemnified Party be liable to the Company or any of its affiliates for (i) any indirect, special, punitive, incidental or consequential damages, including without limitation, lost profits or savings, whether or not such damages are foreseeable, or (ii) any third party claims (whether based in contract, tort or otherwise) in any way relating to (x) the Services or (y) this Agreement.

(h)                                 Director Indemnity.  For the avoidance of doubt, any director designated by the Advisor or any of its affiliates who is serving on the Company’s board of directors shall not be entitled to seek indemnification under this Agreement in his or her capacity as a director of the Company; those directors instead will be entitled to indemnification provided under applicable law, pursuant to the Company’s organizational documents, and any other contractual arrangements applicable to those directors.

(i)                                     Disclaimers.

(i)                                     Disclaimer.  The Advisor makes no representations or warranties, express or implied, in respect of the Services.

(ii)                                  Freedom to Pursue Opportunities, Etc.  In the event that the Advisor or any of its Related Parties or any of their respective clients, affiliates and other associated Persons, as defined below (collectively, the “Advisor Parties”), acquires knowledge of a potential transaction or matter that may be a corporate opportunity of the Company or any of its affiliates, none of the Advisor Parties shall have any duty (contractual or otherwise) to communicate or present that corporate opportunity to the Company or any of its affiliates and, notwithstanding any provision of this Agreement to the contrary, none of the Advisor Parties shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of the fact that any of the Advisor Parties directly or indirectly pursues or acquires that opportunity for itself, directs that opportunity to another Person or does not present that opportunity to the Company or any of its affiliates.  The Advisor Parties shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company, including those competing with the Company and do business with any customer or supplier of the Company.  As used in this Agreement, the term “Person” shall be construed in the broadest sense and shall means a natural person, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal.

(j)                                     Third Party Beneficiaries.  Notwithstanding anything to the contrary in this Agreement, the Company acknowledges and agrees that the Advisor and its Related Parties have relied on this Section 4 and are express third party beneficiaries of this Section 4 with the express right and ability to enforce the Company’s obligations under this Section 4 directly against the Company to the full extent of such obligations.

5.                                       Miscellaneous.

(a)                                  Assignment.  Except as provided below, neither the Company nor the Advisor shall have the right to assign this Agreement without the prior written consent of the other Party.  The Advisor acknowledges that its Services are unique.  Accordingly, any purported assignment by the Advisor (other than as specifically permitted below) shall be void.  Notwithstanding the foregoing, the Advisor may assign any or all of its rights and obligations under this Agreement to any affiliate of the Advisor that provides services similar to the Services.

(b)                                 Amendments and Waivers.  No amendment of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by the Advisor and the Company.  No waiver of any term, provision or condition of this Agreement shall be effective, unless in writing and executed by the party against whom such waiver is to be effective.  No waiver on any one occasion shall extend to or effect or be construed as a waiver of any right or remedy on any future occasion.  No course of dealing of any Person nor any delay or omission in exercising any right or remedy shall constitute an amendment of this Agreement or a waiver of any right or remedy of any Party.

(c)                                  Choice of Law.  This Agreement (and any claim, controversy or cause of action arising under this Agreement, related thereto or in connection therewith, whether in contract, tort or otherwise) shall be governed by and construed in accordance with the domestic substantive laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(d)                                 Consent to Jurisdiction.  Each of the Parties agrees that all actions, suits or proceedings arising out of, or based upon, this Agreement or the subject matter of this Agreement shall be brought and maintained exclusively in the United States District Court the Southern District of New York or any New York State court (the “Chosen Courts”).  Each of the Parties by execution of this Agreement (i) hereby irrevocably submits to the jurisdiction of the Chosen Courts for the purpose of any action, suit or proceeding arising out of, or based upon, this Agreement or the subject matter of this Agreement and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the Chosen Courts, that it is immune from extraterritorial injunctive relief or other injunctive relief, that its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in one of the Chosen Courts, that any such action, suit or proceeding brought or maintained in one of the Chosen Courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the Chosen Courts, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than one of the Chosen Courts, or that this Agreement or the subject matter of this Agreement may not be enforced in or by any of the Chosen Courts.  Each of the Parties hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 5(h) is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section 5(h) does not constitute good and sufficient service of process.  The provisions of this Section 5(d) shall not restrict the ability of any Party to enforce in any court any judgment obtained in a Chosen Court.

(e)                                  Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE PARTIES HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, CAUSE OF ACTION, ACTION, SUIT OR PROCEEDING ARISING OUT OF, OR BASED UPON, THIS AGREEMENT OR THE SUBJECT OF THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.  Each of the Parties acknowledges that it has been informed by each other Party that the provisions of this Section 5(e) constitute a material inducement upon which that Party is relying and will rely in entering into this Agreement and the transactions contemplated hereby.  Any of the Parties may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of each of the Parties to the waiver of its right to trial by jury.

(f)                                    Independent Contractor.  The Parties agree and understand that the Advisor is and shall act as an independent contractor of the Company in the performance of its duties under this Agreement, and no Party has the right or ability to contract for, or on behalf of, the other Party or to effect any transaction for the account of the other Party.  The Advisor is not, and in the performance of its duties under this Agreement will not hold itself out as, an employee, agent or partner of the Company.

(g)                                 Merger/Entire Agreement.  This Agreement contains the entire understanding of the Parties with respect to the subject matter of this Agreement and supersedes any prior communication or agreement with respect thereto.

(h)                                 Notice.  All notices, demands, and communications of any kind that any Party may require or desire to serve upon any other Party under this Agreement shall be in writing and shall be served upon that other Party and that other Party’s copied persons as specified below (a) by personal delivery to the address set forth for it below or to any other address as that Party shall have specified by notice to each other Party, (b) by mailing a copy thereof by certified or registered mail, (c) by Federal Express or any other reputable overnight courier service, postage prepaid, with return receipt requested, or (d) by facsimile or email (if such facsimile is promptly confirmed by automated or telephone confirmation thereof or if the email is promptly confirmed by email or telephone confirmation thereof), addressed to that Party and copied persons at that addresses.  In the case of service by personal delivery, it shall be deemed complete on the first business day after the date of actual delivery to that address.  In case of service by mail or by overnight courier, it shall be deemed complete, whether or not received, on the third day after the date of mailing as shown by the registered or certified mail receipt or courier service receipt.  Notwithstanding the foregoing, notice to any Party or copied Person of change of address shall be deemed complete only upon actual receipt by an officer or agent of that Party or copied person.

If to the Company:

Fifth Third Processing Solutions, LLC
38 Fountain Square Plaza
Cincinnati, OH 45263
Attention:	Charles Drucker
Facsimile:	513-579-4300

with a copy, which shall not constitute notice, to:

Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention:	Alexandra D. Korry
Facsimile:	212-291-9085
Email:	korrya@sullcrom.com

If to the Advisor:

Advent International Corporation
75 State Street
Boston, MA 02109
Attention:	Christopher Pike
Facsimile:	(617) 951-0566
Email:	cpike@adventinternational.com

with a copy, which shall not constitute notice, to:

Weil, Gotshal & Manges LLP
100 Federal Street, 34th Floor
Boston, Massachusetts 02110
Attention:	James Westra
Facsimile:	617-772-8333
Email:	james.westra@weil.com

(i)                                     Severability.  If in any judicial or arbitral proceedings a court or arbitrator shall refuse to enforce any provision of this Agreement, then that unenforceable provision shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining provisions to be enforced.  To the full extent, however, that the provisions of any applicable law may be waived, they are hereby waived to the end that this Agreement be, deemed to be a valid and binding agreement enforceable in accordance with its terms, and in the event that any provision of this Agreement shall be found to be invalid or unenforceable, that provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent consistent with and possible under applicable law.

(j)                                     Counterparts.  This Agreement may be executed in any number of counterparts and by each of the Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

(k)                                  Headings.  All descriptive headings in this Agreement are inserted for convenience only and shall be disregarded in construing or applying any provision of this Agreement.

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IN WITNESS WHEREOF, each of the Parties has caused this Management Agreement to be executed on its behalf as an instrument under seal as of the date first above written by its officer or representative thereunto duly authorized.

FIFTH THIRD PROCESSING SOLUTIONS, LLC (formerly known as FTPS Opco, LLC)

By:	/s/ Charles D. Drucker
Name:	Charles D. Drucker
Title:	Chief Executive Officer

[SIGNATURE PAGE TO MANAGEMENT AGREEMENT]

ADVENT INTERNATIONAL CORPORATION

By:	/s/ Christopher Pike
Name:	Christopher Pike
Title:	Vice President

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